SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                                 __________

                                  FORM 8-K

                               CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report  March 13, 1997

                      Commission file number 0-20326

                    Gold River Hotel & Casino Corporation
            (Exact name of Registrant as specified in its charter)

                 Delaware
88-0288624
	(State or other jurisdiction of incorporation or organization)
                                    (I.R.S. Employer
Identification No.)

2800 West Sahara, Suite 4-B, Las Vegas, Nevada        89102
(Address of principal executive offices)            (Zip
Code)

Registrant's telephone number, including area code
                   (702) 362-0040

Item 3.   Bankruptcy

On February 26, 1996 Gold River Hotel and Casino Corporation
 and Gold River Operating Corporation's ("Gold River") confirmation hearing was held in the United States Bankruptcy Court for the District of Nevada ("Bankruptcy Court"). The Joint Plan of Reorganization of Debtors, the Official Committee of Bondholders, and Mr. Allen E. Paulson (December 13, 1996), as modified (the "Plan") was confirmed and the order entered on March 4, 1997.

Under the Plan Mr. Allen E. Paulson will become the sole shareholder of Gold River and receive 100% of the new Gold River stock. Mr. Paulson is the Chairman of the Board of Directors and Chief Executive Officer of Full House Resorts, Inc. ("Full House") and was the Chairman of the Board of Directors and Chief Executive Officer of Gulfstream Aerospace Corporation ("Gulfstream") until his retirement in 1992.

In October and November, 1996 Mr. Paulson acquired approximately 91% of the $75,000,000 in New Mortgage Notes outstanding. Mr. Paulson will acquire the remaining approximate 9% whereupon the entire $75,000,000 in New Mortgage Notes and accrued interest will be converted to equity. The Class A and B common stock will be canceled and Gold River deregistered as a publicly traded corporation. The only material remaining debt will be a $5,750,000 promissory note payable to Mr. Paulson and secured by a first lien on Gold River's assets. Prior to the Effective Date, on or before April 1, 1997, Mr. Paulson is to make the contribution of cash necessary to acquire the approximate remaining 9% of the New Mortgage Notes and the McCarthy Western Contractors, Inc. Promissory Note dated August 31, 1992 in the principal amount of $5,000,000, plus accrued interest. Mr. Paulson is subject to gaming licensing approval by the State of Nevada Gaming Control Board and Gaming Commission. Upon the contribution of cash on or before the Effective Date and at such time as Mr. Paulson receives licensing approval from the Nevada Gaming Authorities, the assets of Gold River shall revest to the reorganized debtors ("Revesting Date") and the Plan will be effective. These conditions and timing requirements need to be satisfied before the Plan becomes completely effective.

Unsecured creditors will receive one hundred (100) cents on the dollar for all allowed claims. Secured creditors obligations, leases and contracts, have either been accepted, rejected or modified with new favorable terms and conditions.

Item 7.  Exhibits

    (a)  Exhibits.
         Press Release, dated February 28, 1997.

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
Item 7. Exhibit

Press Release dated February 28, 1997       COMPANY CONTACT
                                            JOHN H. MIDBY
                                            PRESIDENT & CEO
                                            (702) 362-0040

GOLD RIVER REORGANIZATION PLAN CONFIRMED
BY U.S. BANKRUPTCY COURT IN LAS VEGAS


LAS VEGAS, FEBRUARY 28, 1997. Gold River Hotel & Casino Corporation and Gold River Operating Corporation, (collectively "Gold River") announced today that the Second Amended Plan of Reorganization, as modified (the "Plan"), was confirmed by the United States Bankruptcy Court for the District of Nevada. Seventy-Five Million Dollars ($75,000,000) in Mortgage Notes and accrued interest thereon will be converted to equity, thereby making Gold River substantially debt free. Class A and B common stock are canceled and Gold River will become privately held. The only material remaining debt is a $5.75 million promissory note secured by a first lien on Gold River's assets.
Various conditions of the Plan remain to be satisfied before the Plan becomes totally effective.

   Gold River is pleased that the Plan has been confirmed and management believes that the new capital structure will make Gold River more competitive in the Laughlin market.


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
                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                     GOLD RIVER HOTEL & CASINO CORPORATION
                                        (Registrant)




Date:  March 13, 1997             /s/ Benjamin F. Martello
                                 ---------------------------
                                      Benjamin F. Martello
                                    Secretary,Treasurer and
                                        Chief Financial and
                                        Accounting Officer


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